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                                                                     Exhibit 5

                                 April 14, 1999

Houghton Mifflin Company
222 Berkeley Street
Boston, MA 02116

Ladies and Gentlemen:

         We have acted as counsel for Houghton Mifflin Company, a Massachusetts corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 relating to $15,000,000 aggregate principal amount of debt securities (the "Debt Securities"). The Debt Securities are being registered pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-3 (file no. 33-64903), including the prospectus contained therein. The prospectus contained in the Registration Statement is incorporated by reference into the Rule 462(b) filing. We are familiar with the proceedings heretofore taken, and are familiar with the additional proceedings proposed to be taken, by the Company in connection with the authorization, issuance, authentication and sale of the Debt Securities.

         We have examined copies of the Company's Restated Articles of Organization, as amended, and Bylaws, the prospectus included in the Registration Statement, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion. In our examination, we have assumed, among other things, the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that when the Debt Securities have been duly and validly authorized by all necessary action on the part of the Company and have been duly executed and delivered by the Company and authenticated by the trustee, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles, and the holders thereof will be entitled to the benefits of the Indenture, as supplemented or amended.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act of 1933 and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the use of our name in the Prospectus under the caption "Validity of Debt Securities" and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             Goodwin, Procter & Hoar LLP